Nephros, Inc. Completes $1.25 Million Private Placement

RIVER EDGE, N.J., July 30/PRNewswire-FirstCall/ — Nephros, Inc. (OTC Bulletin Board: NEPH - News), a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification, today reported that it has completed a private placement of shares of its common stock and warrants to purchase additional common stock for aggregate proceeds of approximately $1.25 million.

"Nephros is pleased to have completed this financing, which was led by existing shareholders and represents what we believe is modest dilution of the company’s current shareholder base" said Ernest Elgin, Chief Executive Officer. "These funds strengthen the company’s balance sheet and provide working capital as we launch the company’s recently FDA approved Dual Stage Ultrafilters and prepare to launch the company’s OLpur MD220 Dialyzers and H2H Hemodiafiltration Module when approved in the U.S."

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. Nephros has agreed to file a registration statement covering the resale of the shares issued in the private placement, including the shares issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nephros, Inc.

Nephros, Inc., headquartered in River Edge, New Jersey, is a medical device company developing and marketing filtration products for therapeutic applications, infection control, and water purification.

The Nephros hemodiafiltration ("HDF") system is designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system removes a range of harmful substances more effectively, and with greater capacity, than existing ESRD treatment methods, particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros ESRD products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

The Nephros Dual Stage Ultra-filter (DSU) is the basis for Nephros's line of water filtration products. The patented dual stage cold sterilization ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses, parasites and biotoxins. Sale of the DSU has begun at several major U.S. medical centers for infection control and has been selected for further development by the U.S. Marine Corps for purification of drinking water by soldiers in the field.

For more information on Nephros, please visit its website at http://www.nephros.com/.

Forward-Looking Statements

Statements in this news release that are not historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such statements may be preceded by words such as "may," "plans," "expects," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the PSLRA.

Forward-looking statements are not guarantees of future performance, are based on assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Nephros' control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that Nephros may not be able: (i) to obtain additional funding when needed or on favorable terms; (ii) to continue as a going concern; (iii) to obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (iv) to have its technologies and products accepted in current or future target markets; (v) to demonstrate in pre-clinical or clinical trials the anticipated efficacy, safety or cost savings of products that appeared promising to Nephros in research or clinical trials; or (vi) to secure or enforce adequate legal protection, including patent protection, for its products. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the SEC, including Nephros' Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Investors and security holders are encouraged to read these documents on the SEC's website at http://www.sec.gov/. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.